       As filed with Securities and Exchange Commission on August 1, 2001

                                            Registration Statement No. 333-51838
================================================================================

                                 UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C.  20549
--------------------------------------------------------------------------------

                       Post-Effective Amendment No. 1 to
                                   Form SB-2
            Registration Statement Under The Securities Act of 1933
                            ----------------------
                           Penn Mar Bancshares, Inc.
                (Name of Small Business Issuer in its Charter)

         Maryland                             6021                           52-2196765
(State or Other Jurisdiction of    (Primary Standard Industrial           (I.R.S. Employer
Incorporation or Organization)      Classification Code Number)        Identification Number)


                             135 East Main Street
                          Westminster, Maryland 21157
                                 410-848-3330
(Address and telephone number of principal executive offices and principal place of business)



J. Geoffrey Sturgill, Jr., Chairman and President                                 Copies To:
          Penn Mar Bancshares, Inc.                                      Melissa Allison Warren, Esquire
       135 East Main Street                                            Frank C. Bonaventure, Jr., Esquire
      Westminster, Maryland 21157                                         Ober, Kaler, Grimes & Shriver
           410-848-3300                                                     A Professional Corporation
                                                                              120 E. Baltimore Street
                                                                             Baltimore, Maryland 21202
                                                                                    410-347-7684

           (Name, address and telephone number of agent for service)

Approximate date of proposed sale to the public: As soon as practicable after the effective date of this Registration Statement.

                        CALCULATION OF REGISTRATION FEE

                                             Dollar          Proposed            Proposed maximum
Title of each class of securities to      amount to be       maximum                aggregate                 Amount of
            be registered                   registered     offering price        offering price           registration fee
                                                             per unit
Common Stock, $0.01 par value           1,000,000 Shares       $10.00              $10,000,000                  $2,640 /1/

================================================================================

__________________________
(1) Previously paid.

     This Post-Effective Amendment No. 1 to Registration Statement is for the purpose of removing from registration 1,000,000 shares of the Registrant's Common Stock, $.01 par value per share, which remained unsold by Penn Mar Bancshares, Inc. as of July 27, 2001, which was the termination date of Penn Mar Bancshares, Inc.'s public offering.

                                  SIGNATURES

     In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements of filing on Form SB-2 and authorized this post-effective amendment no. 1 to registration statement to be signed on its behalf by the undersigned, in the City of Baltimore, Maryland on July 30, 2001.

                                  Penn Mar Bancshares, Inc.

                                  By:  /s/ J. Geoffrey Sturgill, Jr.
                                       -----------------------------
                                        J. Geoffrey Sturgill, Jr.
                                        President and Chairman

     In accordance with the requirements of the Securities Act of 1933, this post-effective amendment no. 1 to registration statement has been signed by the following persons in the capacities and on the dates stated.

            Name                                        Position                        Date
            ----                                        --------                        ----
/s/ J. Geoffrey Sturgill, Jr.            Director, President and Chairman         July 30, 2001
--------------------------------         (Principal Executive Officer)
J. Geoffrey Sturgill, Jr.

             *
________________________________         Director, Vice President and             July 30, 2001
Kevin P. Huffman                         Secretary

             *
________________________________         Director                                 July 30, 2001
Richard W. Geisendaffer

             *
--------------------------------         Director                                 July 30, 2001
Ronald Krablin, M.D.

             *
--------------------------------         Director                                 July 30, 2001
Vishnampet S. Jayanthinathan

             *
--------------------------------         Director                                 July 30, 2001
Jeffrey I. Hurwitz

            Name                                        Position                        Date
            ----                                        --------                        ----
          *
________________________________         Director and Treasurer (Principal        July 30, 2001
Daniel E. Dutterer                       Accounting and Financial Officer)

          *
--------------------------------         Director                                 July 30, 2001
Kevin E. Dayhoff


*  By:  /s/ J. Geoffrey Sturgill, Jr.
        -----------------------------
         J. Geoffrey Sturgill, Jr.,
         Attorney-in-fact